EXHIBIT 99.3

Delek US Holdings, Inc.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL INFORMATION
On June 1, 2022, DKL Delaware Gathering, LLC (“DKL Gathering”), a subsidiary of Delek Logistics Partners, LP (the “Partnership”), completed the acquisition of 100% of the limited liability company interests in 3 Bear Delaware Holding – NM, LLC (“3 Bear”) from 3 Bear Energy – New Mexico LLC (the “3 Bear Seller”) pursuant to and subject to the terms and conditions of that certain Membership Interest Purchase Agreement (the “3 Bear Purchase Agreement”) dated April 8, 2022, by and between DKL Gathering and the 3 Bear Seller (the “3 Bear Acquisition”). Delek US Holdings, Inc. (the “Company”) owns the general partner and approximately 78.9% of the outstanding limited partner units of the Partnership.
The Company financed the 3 Bear Acquisition with cash on hand and borrowings subsequent to March 31, 2022 on the Partnership’s senior secured revolving credit agreement under which the Partnership and certain of its subsidiaries are co-borrowers, with Fifth Third Bank, National Association, as administrative agent, and a syndicate of lenders (“the revolving credit facility”). To facilitate the funding for the 3 Bear Acquisition, the revolving credit facility was modified in a series of amendments subsequent to March 31, 2022 to, among other things, replace the London Interbank Offered Rate (“LIBOR”)-based interest rate benchmark for borrowings with a Secured Overnight Financing Rate (“SOFR”)-based interest rate benchmark and to increase the U.S. Revolving Credit Commitments (as such term is defined in the revolving credit facility) by an amount equal to $150.0 million, for an aggregate amount of commitments under the revolving credit facility of $1.0 billion.
The following unaudited pro forma condensed consolidated combined financial information and accompanying notes reflect the pro forma effects of the 3 Bear Acquisition as well as the associated amendments to and borrowings on the revolving credit facility (“the financing transaction”).
The unaudited pro forma condensed consolidated combined balance sheet at March 31, 2022 was prepared as if the 3 Bear Acquisition and the financing transaction had occurred on March 31, 2022. The unaudited pro forma condensed consolidated combined statements of income for the three months ended March 31, 2022 and for the year ended December 31, 2021 were prepared as if the 3 Bear Acquisition and the financing transaction had occurred on January 1, 2021. The unaudited pro forma condensed consolidated combined financial information has been derived from and should be read together with the Company’s audited historical consolidated financial statements and related notes included in its Annual Report on Form 10-K as of and for the year ended December 31, 2021 and its unaudited historical condensed consolidated financial statements and related notes included in its Quarterly Report on Form 10-Q as of and for the three months ended March 31, 2022, and with 3 Bear’s audited historical consolidated financial statements as of and for the year ended December 31, 2021 and its unaudited historical consolidated financial statements as of and for the three months ended March 31, 2022.
The unaudited pro forma condensed consolidated combined financial information and underlying pro forma adjustments are based upon currently available information and include certain estimates and assumptions made by the Company; accordingly, actual results could differ materially from the pro forma information. Significant estimates and assumptions include, but are not limited to, the preliminary purchase price allocation, the interest rate for the financing transaction and estimates regarding transaction costs. The Company believes that the assumptions used to prepare the unaudited pro forma condensed consolidated combined financial information and accompanying notes provide a reasonable and supportable basis for presenting the significant estimated effects of the events described above. The unaudited pro forma condensed consolidated combined financial information is for illustrative purposes only and does not purport to represent what the Company’s financial position or results of operations actually would have been had the events noted above in fact occurred on the assumed dates or to project the Company’s financial position or results of operations for any future date or future period.
The unaudited pro forma condensed consolidated combined financial information has been prepared in accordance with Article 11 of Regulation S-X (“Article 11”) as amended by the Final Rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” using assumptions set forth in the notes herein. Article 11 permits presentation of reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and will only be presenting transaction accounting adjustments in the unaudited pro forma condensed consolidated combined financial information.

Delek US Holdings, Inc.
Pro Forma Condensed Consolidated Combined Balance Sheet (Unaudited)
As of March 31, 2022
(In millions)

	Delek US Holdings, Inc.	3 Bear As Adjusted - Note 2	Transaction Accounting Adjustments - Note 3		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$854.1	$0.8	$(624.4)	(a)	$851.7
			621.2	(b)
Accounts receivable, net	1,405.0	19.6	—		1,424.6
Inventories, net of inventory valuation reserves	1,624.2	2.2	—		1,626.4
Other current assets	309.1	0.7	—		309.8
Total current assets	4,192.4	23.3	(3.2)		4,212.5

Property, plant and equipment
Property, plant and equipment	3,675.0	354.8	20.4	(a)	4,050.2
Less: accumulated depreciation	(1,401.0)	(12.7)	12.7	(a)	(1,401.0)
Property, plant and equipment, net	2,274.0	342.1	33.1		2,649.2
Operating lease right-of-use assets	196.0	—	7.3	(a)	203.3
Goodwill	729.4	—	26.8	(a)	756.2
Other intangibles, net	103.7	42.3	181.3	(a)	327.3
Equity method investments	347.8	—	—		347.8
Other non-current assets	103.4	0.5	0.6	(c)	104.5
Total assets	$7,946.7	$408.2	$245.9		$8,600.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,548.1	$5.7	$—		$2,553.8
Current portion of long-term debt	82.1	—	—		82.1
Obligation under Supply & Offtake Agreements	589.3	—	—		589.3
Current portion of operating lease liabilities	52.2	—	1.0	(a)	53.2
Accrued expenses and other current liabilities	1,032.3	22.1	(0.1)	(a)	1,062.9
			0.6	(c)
			4.6	(d)
			3.4	(e)
Total current liabilities	4,304.0	27.8	9.5		4,341.3

Long-term debt, net of current portion	2,130.7	68.9	(68.9)	(a)	2,751.9
			621.2	(b)
Environmental liabilities, net of current portion	109.2	—	—		109.2
Asset retirement obligations	38.5	2.2	—		40.7
Deferred tax liabilities	218.7	—	—		218.7
Operating lease liabilities, net of current portion	141.0	—	1.4	(a)	142.4
Other non-current liabilities	29.9	0.3	(0.3)	(a)	29.9
Total non-current liabilities	2,668.0	71.4	553.4		3,292.8

Stockholders’ equity (1)	974.7	309.0	(309.0)	(a)	966.7
			(4.6)	(d)
			(3.4)	(e)
Total liabilities and stockholders’ equity	$7,946.7	$408.2	$245.9		$8,600.8

(1)
The financial statement line item, “Stockholders’ equity” has been modified from the Delek US Holdings, Inc. March 31, 2022 unaudited condensed consolidated combined balance sheet presentation which included “Preferred stock”, “Common stock”, “Additional paid-in capital”, Accumulated other comprehensive loss”, “Treasury stock”, “Retained earnings” and “Non-controlling interests in subsidiaries” for simplicity of presentation in the unaudited pro forma condensed consolidated combined financial information.

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated combined financial information.

Delek US Holdings, Inc.
Pro Forma Condensed Consolidated Combined Statement of Income (Unaudited)
Three Months Ended March 31, 2022
(In millions, except share and per share data)

	Delek US Holdings, Inc.	3 Bear As Adjusted - Note 2	Transaction Accounting Adjustments - Note 3		Pro Forma Combined
Net revenues	$4,459.1	$48.7	$1.7	(a)	$4,509.5
Cost of sales:
Cost of materials and other	4,152.5	31.7	1.7	(a)	4,185.9
Operating expenses (excluding depreciation and amortization presented below)	139.5	6.6	—		146.1
Depreciation and amortization	62.7	4.0	0.2	(b)	66.9
Total cost of sales	4,354.7	42.3	1.9		4,398.9
Operating expenses related to retail and wholesale business (excluding depreciation and amortization presented below)	27.4	—	—		27.4
General and administrative expenses	53.1	1.9	—		55.0
Depreciation and amortization	5.6	0.4	4.2	(b)	10.2
Other operating income, net	(28.4)	—	—		(28.4)
Total operating costs and expenses	4,412.4	44.6	6.1		4,463.1
Operating income (loss)	46.7	4.1	(4.4)		46.4
Interest expense, net	38.4	0.6	4.7	(c)	43.7
Income from equity method investments	(10.9)	—	—		(10.9)
Other expense, net	1.3	—	—		1.3
Total non-operating expense, net	28.8	0.6	4.7		34.1
Income (loss) before income tax expense (benefit)	17.9	3.5	(9.1)		12.3
Income tax expense (benefit)	3.1	—	(1.2)	(d)	1.9
Net income (loss)	14.8	3.5	(7.9)		10.4
Net income (loss) attributable to non-controlling interests	8.2	—	(0.9)		7.3
Net income (loss) attributable to Delek	$6.6	$3.5	$(7.0)		$3.1

Net income per share:
Basic net income per share	$0.09				$0.04
Diluted net income per share	$0.09				$0.04
Weighted average shares outstanding:
Basic	73,236,274				73,236,274
Diluted	73,649,266				73,649,266

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated combined financial information.

Delek US Holdings, Inc.
Pro Forma Condensed Consolidated Combined Statement of Income (Unaudited)
Year Ended December 31, 2021
(In millions, except share and per share data)

	Delek US Holdings, Inc. (1)	3 Bear As Adjusted - Note 2	Transaction Accounting Adjustments - Note 3		Pro Forma Combined
Net revenues	$10,648.2	$153.6	$4.5	(a)	$10,806.4
			0.1	(b)
Cost of sales:
Cost of materials and other	9,739.6	91.1	4.5	(a)	9,835.2
Operating expenses (excluding depreciation and amortization presented below)	497.2	21.5	0.2	(c)	518.9
Depreciation and amortization	239.6	12.2	3.2	(d)	255.0
Total cost of sales	10,476.4	124.8	7.9		10,609.1
Operating expenses related to retail and wholesale business (excluding depreciation and amortization presented below)	98.4	—	—		98.4
General and administrative expenses	229.4	6.6	4.6	(e)	244.0
			3.4	(f)
Depreciation and amortization	25.0	1.5	17.2	(d)	43.7
Other operating (income) expense, net	(50.6)	1.1	—		(49.5)
Total operating costs and expenses	10,778.6	134.0	33.1		10,945.7
Operating (loss) income	(130.4)	19.6	(28.5)		(139.3)
Interest expense	137.2	2.3	18.9	(g)	158.4
Interest income	(0.5)	—	—		(0.5)
Income from equity method investments	(18.3)	—	—		(18.3)
Other income, net	(15.8)	—	—		(15.8)
Total non-operating expense, net	102.6	2.3	18.9		123.8
(Loss) income before income tax expense (benefit)	(233.0)	17.3	(47.4)		(263.1)
Income tax benefit	(62.5)	—	(5.4)	(h)	(67.9)
Net (loss) income	(170.5)	17.3	(42.0)		(195.2)
Net income (loss) attributable to non-controlling interests	33.0	—	(4.9)		28.1
Net (loss) income attributable to Delek	$(203.5)	$17.3	$(37.1)		$(223.3)

Net loss per share:
Basic net loss per share	$(2.75)				$(3.02)
Diluted net loss per share	$(2.75)				$(3.02)
Weighted average shares outstanding:
Basic	73,984,104				73,984,104
Diluted	73,984,104				73,984,104

(1)
Excludes the retrospective application of the accounting method change for valuing the inventory held at the Company’s Tyler Refinery to the FIFO inventory valuation method from the LIFO inventory valuation method which was effective January 1, 2022.

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated combined financial information.

Delek US Holdings, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Combined Financial Information

1.Basis of Presentation
The Company’s consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany transactions and account balances have been eliminated in consolidation.
The Company’s consolidated financial statements include the Partnership, which is a variable interest entity ("VIE"). As the indirect owner of the general partner of the Partnership, the Company has the ability to direct the activities of the Partnership that most significantly impact its economic performance. The Company is also considered to be the primary beneficiary for accounting purposes for the Partnership and is the Partnership’s primary customer.
The following unaudited pro forma condensed consolidated combined financial information and accompanying notes reflect the pro forma effects of the 3 Bear Acquisition as well as the associated amendments to and borrowings on the Partnership’s revolving credit facility.
The 3 Bear Acquisition was accounted for by the Company using the acquisition method of accounting in accordance with the accounting guidance in Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The acquisition method of accounting is dependent upon certain valuations and other studies that have yet to progress to a stage where there is sufficient information for a definitive measure. Accordingly, the pro forma adjustments presented are preliminary, have been made solely for the purpose of providing pro forma financial information and are subject to revision based on a final determination of fair value, policy alignment and other purchase accounting adjustments. Differences between these preliminary estimates and the final amounts may have a material impact on the accompanying unaudited pro forma condensed consolidated combined financial information.
The accounting policies used in the preparation of the unaudited pro forma condensed consolidated combined financial information are those described in the Company’s audited historical consolidated financial statements and related notes included in its Annual Report on Form 10-K for the year ended December 31, 2021. The Company performed a preliminary review of 3 Bear’s accounting policies to determine whether any adjustments were necessary to ensure comparability in the unaudited pro forma combined financial information.
The Company identified differences in the timing of the adoption of Accounting Standards Codification Topic 842, Leases (“ASC 842”) since the Company adopted ASC 842 on January 1, 2019, whereas 3 Bear, as a private company, was not required to and did not apply ASC 842 to the amounts reported in its audited historical consolidated financial statements. The Company also identified a difference between the Company and 3 Bear’s presentation of certain amounts under Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (“ASC 606”). The Company will continue to perform its detailed review of 3 Bear’s accounting policies. Upon completion of that review, additional differences may be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the unaudited pro forma condensed consolidated combined financial information.

Delek US Holdings, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Combined Financial Information

2. Preliminary 3 Bear Acquisition Reclassification Adjustments
Certain reclassifications have been made to the historical presentation of 3 Bear’s financial statements to conform to the Company’s historical presentation.
Balance Sheet as of March 31, 2022 (in millions):

3 Bear Caption	Delek US Holdings, Inc.	3 Bear Historical (1)	Reclassification Adjustments	Ref.	3 Bear As Adjusted
Current assets
Cash and cash equivalents	Cash and cash equivalents	$0.8	$—		$0.8
Trade accounts receivable and accrued revenues	Accounts receivable, net	19.6	—		19.6
Inventory	Inventories, net of valuation reserves	2.2	—		2.2
Prepaid and other current assets	Other current assets	0.7	—		0.7
Total current assets		23.3	—		23.3

Property, plant and equipment, net	Property, plant and equipment	342.1	(342.1)	(i)	—
Property, plant and equipment, net	Property, plant and equipment	—	354.8	(i)	354.8
Property, plant and equipment, net	Less: accumulated depreciation	—	(12.7)	(i)	(12.7)
Property, plant and equipment, net	Property, plant and equipment, net	—	342.1	(i)	342.1
Intangible assets, net	Other intangibles, net	42.3	—		42.3
Other long-term assets	Other non-current assets	0.5	—		0.5
Total assets		$408.2	$—		$408.2

Current liabilities
Accounts payable - trade	Accounts payable	$5.2	$0.5	(ii)	$5.7
Accounts payable - affiliates	Accounts payable	0.5	(0.5)	(ii)	—
Accrued liabilities	Accrued expenses and other current liabilities	22.1	—		22.1
Total current liabilities		27.8	—		27.8

Long-term debt, net	Long-term debt, net of current portion	68.9	—		68.9
Asset retirement obligations	Asset retirement obligations	2.2	—		2.2
Other long-term liabilities	Other non-current liabilities	0.3	—		0.3
Total liabilities		99.2	—		99.2

Equity
Member's capital	Stockholders’ equity	288.8	—		288.8
Accumulated earnings	Stockholders’ equity	20.2	—		20.2
Total equity		309.0	—		309.0
Total liabilities and equity		$408.2	$—		$408.2

(1)	Represents the historical unaudited consolidated balance sheet of 3 Bear as of March 31, 2022, as presented on Exhibit 99.2 to the Company’s Form 8-K/A.

i.
Represents the reclassification of “Property, plant and equipment, net” on 3 Bear’s historical unaudited consolidated balance sheet into “Property, plant and equipment” and “accumulated depreciation” to conform to the Company’s presentation.

ii.
Represents the reclassification of “Accounts payable – affiliates” on 3 Bear’s historical unaudited consolidated balance sheet into “Accounts payable - trade” to reflect the fact that such balances will no longer be affiliate balances post-close.

Delek US Holdings, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Combined Financial Information

Statement of Income for the three months ended March 31, 2022 (in millions):

3 Bear Caption	Delek US Holdings, Inc.	3 Bear Historical (1)	Reclassification Adjustments	Ref.	3 Bear As Adjusted
Operating revenues
Product sales	Net revenues	$38.3	$—		$38.3
Gathering services	Net revenues	9.9	—		9.9
Fuel revenue	Net revenues	0.5	—		0.5
Total operating revenues	Net revenues	48.7	—		48.7

	Cost of sales
	Cost of materials and other	—	31.7	(i)	31.7
	Operating expense (excluding depreciation and amortization presented below)	—	6.6	(ii)	6.6
	Depreciation and amortization	—	4.0	(iii)	4.0
	Total cost of sales	—	42.3		42.3

Operating expenses
Gas purchases and other cost of product sales		31.7	(31.7)	(i)	—
Operations and maintenance		6.6	(6.6)	(ii)	—
General and administrative	General and administrative expenses	1.9	—		1.9
Depreciation, amortization, and accretion	Depreciation and amortization	4.4	(4.0)	(iii)	0.4
Total operating expenses	Total operating costs and expenses	44.6	—		44.6
Income from operations	Operating (loss) income	4.1	—		4.1

Other income
Interest expense	Interest expense, net	(0.6)	—		(0.6)
Net income		$3.5	$—		$3.5

(1)	Represents the historical unaudited consolidated statement of operations of 3 Bear for the three months ended March 31, 2022, as presented on Exhibit 99.2 to the Company’s Form 8-K/A.

i.
Represents the reclassification of “Gas purchases and other cost of product sales” on 3 Bear’s historical unaudited consolidated statement of operations into “Cost of materials and other” to conform to the Company’s presentation.

ii.
Represents the reclassification of operating expenses contained in “Operations and maintenance” on 3 Bear’s historical unaudited consolidated statement of operations into “Operating expense (excluding depreciation and amortization)” to conform to the Company’s presentation.

iii.
Represents the reclassification of certain operating expenses contained in “Depreciation, amortization, and accretion” on 3 Bear’s historical unaudited consolidated statement of operations into cost of sales “Depreciation and amortization” to conform to the Company’s presentation.

Delek US Holdings, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Combined Financial Information

Statement of Income for the Year Ended December 31, 2021 (in millions):

3 Bear Caption	Delek US Holdings, Inc. Caption	For the Period from March 23 through December 31, 2021 (Successor) (1)	For the Period from January 1 through March 22, 2021 (Predecessor) (1)	Reclassification Adjustments	Ref.	3 Bear As Adjusted (2)
Operating revenues
Product sales	Net revenues	$90.7	$19.5	$—		$110.2
Gathering services	Net revenues	33.5	7.3	—		40.8
Fuel revenue	Net revenues	2.0	0.6	—		2.6
Total operating revenues	Net revenues	126.2	27.4	—		153.6

	Cost of sales
	Cost of materials and other	—	—	91.1	(i)	91.1
	Operating expense (excluding depreciation and amortization presented below)	—	—	21.5	(ii)	21.5
	Depreciation and amortization	—	—	12.2	(iii)	12.2
	Total cost of sales	—	—	124.8		124.8

Operating expenses
Gas purchases and other cost of product sales		73.4	17.7	(91.1)	(i)	—
Operations and maintenance		17.0	4.5	(21.5)	(ii)	—
General and administrative	General and administrative expenses	6.0	0.6	—		6.6
Depreciation, amortization, and accretion	Depreciation and amortization	10.2	3.5	(12.2)	(iii)	1.5
Loss on disposal of assets	Other operating (income) expense, net	1.1	—	—		1.1
Total operating expenses	Total operating costs and expenses	107.7	26.3	—		134.0
Income from operations	Operating income	18.5	1.1	—		19.6

Other income
Interest expense	Interest expense	(1.9)	(0.4)	—		(2.3)
Net income		$16.6	$0.7	$—		$17.3

(1)
Collectively, represents the historical audited consolidated statement of operations of 3 Bear for the year ended December 31, 2021, inclusive of both the predecessor and successor, as presented on Exhibit 99.1 to the Company’s Form 8-K/A.

(2)
For purposes of presenting the 3 Bear statement of income, as adjusted, for the year ended December 31, 2021, the predecessor and successor periods from 3 Bear’s historical audited consolidated statement of operations for the year ended December 31, 2021 have been combined and reflect reclassification adjustments applied on a combined basis.

i.
Represents the reclassification of “Gas purchases and other cost of product sales” on 3 Bear’s historical audited consolidated statement of operations into “Cost of materials and other” to conform to the Company’s presentation.

ii.
Represents the reclassification of operating expenses contained in “Operations and maintenance” on 3 Bear’s historical audited consolidated statement of operations into “Operating expense (excluding depreciation and amortization)” to conform to the Company’s presentation.

iii.
Represents the reclassification of certain operating expenses contained in “Depreciation, amortization, and accretion” on 3 Bear’s historical audited consolidated statement of operations into cost of sales “Depreciation and amortization” to conform to the Company’s presentation.

Delek US Holdings, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Combined Financial Information

3. Preliminary 3 Bear Acquisition Accounting and Pro forma Adjustments and Assumptions
Balance Sheet as of March 31, 2022
The unaudited pro forma condensed consolidated combined balance sheet at March 31, 2022 reflects the following adjustments:
(a)     The Company will account for the 3 Bear Acquisition using the acquisition method of accounting for business combinations in accordance with ASC 805. The Company’s allocation of the preliminary estimated purchase price with respect to the 3 Bear Acquisition is based on estimates of, and assumptions related to, the fair value of assets acquired and liabilities assumed, using currently available information. Because the unaudited pro forma condensed consolidated combined financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on the financial position and results of operations of the combined businesses may be materially different from the pro forma amounts included herein. The Company expects to finalize the purchase price allocation and any other purchase accounting adjustments as soon as reasonably practicable, which will not extend beyond the one-year measurement period provided under ASC 805.
The preliminary purchase price allocation is subject to change due to several factors, including, but not limited to, the following:
•Changes to the estimated purchase price based on the actual closing net working capital settlement, to be confirmed and agreed to by both parties post-close;
•Changes in the amounts recognized for certain identifiable assets acquired and liabilities assumed as of the closing date based on the ongoing refinements to the Company’s fair value assessment and accounting policy alignment. The preliminary purchase price allocation incorporates estimated adjustments for the fair value of the acquired property, plant and equipment and intangible assets. These valuation estimates are preliminary estimates, and the final amounts and the resulting effect on the Company’s financial position and results of operations may differ significantly. The preliminary purchase price allocation uses the carrying value of the acquired asset retirement obligation since the Company has not yet completed its estimate of required adjustments to such amount.
The tables below represent the estimated purchase price and its allocation to the net assets acquired:

Estimated Purchase Price (in millions)
Base purchase price	$624.7
Less: estimated closing net working capital (as defined in the 3 Bear Purchase Agreement)	(0.3)
Less: estimated closing indebtedness (as defined in the 3 Bear Purchase Agreement)	(80.4)
Cash paid for the adjusted purchase price	544.0
Cash paid to payoff 3 Bear credit agreement	80.4
Estimated purchase price	$624.4

Delek US Holdings, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Combined Financial Information

Preliminary Purchase Price Allocation (in millions)
Assets acquired
Cash	$0.8
Accounts receivable	19.6
Inventory	2.2
Other current assets	0.7
Property, plant and equipment(1)	375.2
Operating lease right-of-use assets(1)	7.3
Goodwill	26.8
Other intangibles	223.6
Other non-current assets	0.5
Total assets acquired	$656.7

Liabilities assumed
Accounts payable	$5.7
Accrued expenses and other current liabilities	22.0
Current portion of operating lease liabilities(1)	1.0
Asset retirement obligations	2.2
Operating lease liabilities, net of current portion(1)	1.4
Total liabilities assumed	$32.3
Net assets acquired	$624.4

(1)
These line items include the balance-sheet adjustments associated with 3 Bear’s lease and rights-of-way arrangements to conform to the Company’s policy for the accounting of such arrangements under ASC 842. These ASC 842 adjustments are preliminary estimates that remain subject to change.

(b)    Represents incremental borrowings on the Partnership’s revolving credit facility in the amount of $621.2 million incurred to fund the 3 Bear Acquisition. The amount of incremental borrowings reflected in the unaudited pro forma condensed consolidated combined balance sheet represents the total cash necessary to effectuate the 3 Bear Acquisition, including the deposit made upon signing the 3 Bear Purchase Agreement, less $3.2 million, which the Company funded through cash on hand.

(c)     Represents the accrual of $0.6 million of deferred financing costs incurred by the Company subsequent to March 31, 2022 related to the Partnership’s May 2022 amendments to the revolving credit facility. These deferred financing costs are recorded within other non-current assets in conformity with the Company’s accounting policy for deferred financing costs on revolving credit facilities.

(d)    Represents the accrual of $4.6 million of transaction costs expected to be incurred by the Company and 3 Bear subsequent to March 31, 2022. These transaction costs are preliminary estimates; the final amounts and the resulting effect on the Company’s financial position may differ significantly.

(e)    Represents the accrual of $3.3 million and $0.1 million, respectively, of representation and warranties (“R&W”) insurance premiums and directors and officers (“D&O”) insurance premiums incurred by the Company subsequent to March 31, 2022.

Statement of Income for the three months ended March 31, 2022

The unaudited pro forma condensed consolidated combined statement of income for the three months ended March 31, 2022 reflects the following adjustments:

(a)    Represents an adjustment of $1.7 million to present certain service fees generated from contracts with customers in net revenues rather than presenting such amounts net within cost of sales to conform to the Company’s presentation under ASC 606. This ASC 606 presentation adjustment is a preliminary estimate that remains subject to change.

Delek US Holdings, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Combined Financial Information

(b)     Represents (i) the elimination of historical depreciation expense and recognition of new depreciation expense based on the preliminary fair value estimates of acquired property, plant and equipment and (ii) the elimination of historical amortization expense and recognition of new amortization expense based on the preliminary fair value estimates of acquired customer relationship intangibles, as outlined in the summary table below. The depreciation of property, plant and equipment is based on the preliminary estimated remaining useful lives of the acquired assets, is calculated on a straight-line basis, and is inclusive of depreciation of capitalized asset retirement costs. The amortization of intangible assets is based on the preliminary estimated periods over which the economic benefits of the intangible assets are expected to be realized and is calculated on a straight-line basis. The total adjustment of $4.4 million is recorded to depreciation and amortization included in cost of sales in the amount of $0.2 million and depreciation and amortization included in operating expenses in the amount of $4.2 million.

Three Months Ended March 31, 2022
(in millions)
Reversal of 3 Bear’s historical property, plant and equipment depreciation and amortization	$(4.4)
Depreciation of acquired property, plant and equipment assets	4.2
Amortization of acquired identifiable intangible assets	4.6
Total net transaction accounting adjustments to depreciation and amortization	$4.4

A 10% change in the valuation of property, plant and equipment would cause a corresponding increase or decrease in the balance of goodwill and would also result in a corresponding annual increase or decrease in depreciation expense of approximately $0.5 million, assuming an overall weighted average remaining useful life of 22 years. A 10% change in the valuation of the customer relationship intangible asset would cause a corresponding increase or decrease in the balance of goodwill and would also result in a corresponding annual increase or decrease in depreciation expense of approximately $0.5 million, assuming an overall weighted average useful life of 11.3 years.

(c)    Represents the net increase to interest expense of $4.7 million resulting from the increase in interest incurred from the incremental borrowings under the revolving credit facility as well as the amortization of incremental deferred financing costs incurred in connection with the amendments made to the revolving credit facility, offset in part by the elimination of the interest expense, commitment fees and debt issuance cost amortization associated with the 3 Bear credit agreement extinguished in connection with closing of the 3 Bear Acquisition. For purposes of the pro forma, the interest rate for the revolving credit facility is as of June 29, 2022 and based on the one-month SOFR plus the applicable margin of 2.0%. A 0.125% change in the variable interest rate of the revolving credit facility would increase or decrease interest expense presented in the unaudited pro forma condensed consolidated combined statement of income by $0.2 million.

Three Months Ended March 31, 2022
(in millions)
Elimination of interest expense, commitment fees and amortization of debt issuance costs related to the 3 Bear credit agreement	$(0.6)
Amortization of incremental deferred financing costs related to the amendments on the revolving credit facility	0.1
Incremental interest expense on the revolving credit facility	5.2
Total net transaction accounting adjustments to interest expense	$4.7

(d)    Represents the estimated income tax impact of the pro forma adjustments from the 3 Bear Acquisition at the adjusted annual estimated effective tax rate of approximately 20.91% for the three months ended March 31, 2022. Because the tax rate used for the unaudited pro forma condensed consolidated combined financial information is an estimate, the blended rate will likely vary from the actual effective rate in periods subsequent to the completion of the 3 Bear Acquisition.

Delek US Holdings, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Combined Financial Information

Statement of Income for the year ended December 31, 2021

The unaudited pro forma condensed consolidated combined statement of income for the year ended December 31, 2021 reflects the following adjustments:

(a)    Represents an adjustment of $4.5 million to present certain service fees generated from contracts with customers in net revenues rather than presenting such amounts net within cost of sales to conform to the Company’s presentation under ASC 606. This ASC 606 presentation adjustment is a preliminary estimate that remains subject to change.

(b)    Represents a $0.1 million increase to net revenues to reverse the impact of the amortization of a contract asset which was historically presented as contra-revenue as such contract asset will not be ascribed value in the Company’s purchase accounting.

(c)    Represents adjustments to the amount and characterization of expense associated with 3 Bear’s lease and rights-of-way arrangements to conform to the Company’s policy for the accounting of such arrangements under ASC 842. These ASC 842 adjustments are preliminary estimates that remain subject to change.

(d)     Represents (i) the elimination of historical depreciation expense and recognition of new depreciation expense based on the preliminary fair value estimates of acquired property, plant and equipment and (ii) the elimination of historical amortization expense and recognition of new amortization expense based on the preliminary fair value estimates of acquired customer relationship intangibles, as outlined in the summary table below. The depreciation of property, plant and equipment is based on the preliminary estimated remaining useful lives of the acquired assets, is calculated on a straight-line basis, and is inclusive of depreciation of capitalized asset retirement costs. The amortization of intangible assets is based on the preliminary estimated periods over which the economic benefits of the intangible assets are expected to be realized and is calculated on a straight-line basis. The total adjustment of $20.4 million is recorded to depreciation and amortization included in cost of sales in the amount of $3.2 million and depreciation and amortization included in operating expenses in the amount of $17.2 million.

Year Ended December 31, 2021
(in millions)
Reversal of 3 Bear’s historical property, plant and equipment depreciation and amortization	$(13.5)
Depreciation of acquired property, plant and equipment assets	15.3
Amortization of acquired identifiable intangible assets	18.6
Total net transaction accounting adjustments to depreciation and amortization	$20.4

A 10% change in the valuation of property, plant and equipment would cause a corresponding increase or decrease in the balance of goodwill and would also result in a corresponding annual increase or decrease in depreciation expense of approximately $3.4 million, assuming an overall weighted average remaining useful life of 22 years. A 10% change in the valuation of the customer relationship intangible asset would cause a corresponding increase or decrease in the balance of goodwill and would also result in a corresponding annual increase or decrease in depreciation expense of approximately $1.9 million, assuming an overall weighted average useful life of 11.3 years.

(e)     Represents $4.6 million of transaction costs expected to be incurred by the Company, subsequent to March 31, 2022. These transaction costs are preliminary estimates; the final amounts and the resulting effect on the Company’s financial position may differ significantly. These costs are nonrecurring and will not affect the Company’s statement of income beyond 12 months after closing of the 3 Bear Acquisition.

(f)    Represents $3.3 million and $0.1 million, respectively, of R&W insurance premiums and D&O insurance premiums expected to be incurred by the Company subsequent to March 31, 2022. These costs are nonrecurring and will not affect the Company’s statement of income beyond 12 months after closing of the 3 Bear Acquisition.

(g)    Represents the net increase to interest expense of $18.9 million resulting from the increase in interest incurred from the incremental borrowings under the revolving credit facility as well as the amortization of incremental deferred financing costs incurred in connection with the amendments made to the revolving credit facility, offset in part by the elimination of the interest expense, commitment fees and debt issuance cost amortization associated with the 3 Bear credit agreement extinguished in connection with closing of the 3 Bear Acquisition. For purposes of the pro forma, the interest rate for the revolving credit facility is as of June 29, 2022 and based on the one-month SOFR plus the applicable margin of 2.0%. A 0.125% change in the variable interest rate of the revolving credit facility would increase or decrease interest expense presented in the unaudited pro forma condensed consolidated combined statement of income by $0.8 million.

Delek US Holdings, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Combined Financial Information

Year Ended December 31, 2021
(in millions)
Elimination of interest expense, commitment fees and amortization of debt issuance costs on the 3 Bear credit agreement	$(2.3)
Amortization of incremental deferred financing costs related to the amendments on the revolving credit facility	0.2
Incremental interest expense on the revolving credit facility	21.0
Total net transaction accounting adjustments to interest expense	$18.9

(h)    Represents the estimated income tax impact of the pro forma adjustments from the 3 Bear Acquisition at the adjusted effective tax rate of approximately 17.80% for the year ended December 31, 2021. Because the tax rate used for the unaudited pro forma condensed consolidated combined financial information is an estimate, the blended rate will likely vary from the actual effective rate in periods subsequent to the completion of the 3 Bear Acquisition.